SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event) September 24, 2026

Black Rock Petroleum Company

(Exact name of registrant as specified in its charter)

Wyoming	000-23970	68-0682015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1361 Peltier Drive, Point Roberts, WA	98281
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (778) 814-7729

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Sole Officer & Director – Zoltan Nagy

The Company accepted the resignation of  Zoltan Nagy on September 24,2026, effective immediately resigning his position on the Board of Directors of Black Rock Petroleum Company and his positions as the sole officer, including Principal executive officer and principal financial officer.

Mr. Nagy’s resignation was not related to any matter relating to the Registrant’s operations, policies or practices. The Company has identified a replacement for Mr. Nagy and appreciates the time he served on the Board and as our President and Ceo.

Appointment of Director & CEO/President-  Sam Epstein

Effective September 24, 2026, the Board of Directors of Black Rock Petroleum Company   appointed Sam Epstein to the Board of Directors and as sole officer, including principal executive officer and principal financial officer. Mr. Epstein will serve on the board until the next annual shareholders meeting.

Item 8.01

The Company announces that it has moved corporate location, and its new corporate address and phone number will be addressed in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Black Rock Petroleum Company

/s/ Zoltan Nagy

Zoltan Nagy

Chief Executive Officer

Date: September 24,2026